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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the reference to our firm under the caption 'Experts' in Amendment No. 3 to the Registration Statement (Form F-4 No. 333-58116) and related Proxy Statement/Prospectus of CGI Group, Inc. and to the incorporation by reference therein of our report dated February 9, 2001 with respect to the consolidated financial statements of IMRglobal Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Tampa, Florida
June 27, 2001